Exhibit 3.3

ARTICLES OF ORGANIZATION
OF
ENTERGY LOUISIANA INVESTMENT RECOVERY FUNDING I, L.L.C.

The undersigned member (the “Member”) of Entergy Louisiana Investment Recovery Funding I, L.L.C. (the “Company”) hereby adopts the following Articles of Organization (the “Articles”) of the Company pursuant to the Louisiana Limited Liability Company Law La. R.S. 12:1301, et seq., (as amended from time to time, the “LLC Law”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Appendix A attached hereto.

ARTICLE I

Name

The name of the Company is:

Entergy Louisiana Investment Recovery Funding I, L.L.C.

ARTICLE II

Purpose

The purposes for which the Company is formed are limited to:

(a)           purchase, acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of Investment Recovery Property and the other Investment Recovery Bond Collateral, along with certain other related assets;

(b)           manage, sell, assign, pledge, collect amounts due on or otherwise deal with the Investment Recovery Property and the other Investment Recovery Bond Collateral and related assets to be so acquired in accordance with the terms of the Basic Documents;

(c)           negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) above; provided, that (i) each party to any such agreement, instrument or document under which material obligations are imposed upon the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of each Series of the Investment Recovery Bonds and any other amounts owed under the Indenture, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding-up or liquidation of the affairs of the Company; and (ii) the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

(d)           invest proceeds from Investment Recovery Property and other assets and any capital and income of the Company in accordance with the applicable agreements or instruments entered into in connection with the issuance of Investment Recovery Bonds or as otherwise determined by the Managers and not inconsistent with these Articles, the Company’s Operating Agreement and the Investment Recovery Securitization Law;

(e)           file with the SEC one or more registration statements, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus supplement, prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the Investment Recovery Bonds under the securities or “Blue Sky” laws of various jurisdictions;

(f)           authorize, execute, deliver and issue Investment Recovery Bonds from time to time;

(g)           pledge its interest in Investment Recovery Property and other Investment Recovery Bond Collateral to the Indenture Trustee under the Indenture in order to secure the Investment Recovery Bonds; and

(h)           engage in any lawful act or activity and exercise any powers permitted to limited liability companies formed under the laws of the State of Louisiana that, in either case, are incidental to, or necessary, suitable or convenient for, the accomplishment of the above-mentioned purposes.

The Company shall engage only in activities related to the foregoing purposes or required or authorized by the terms of the Basic Documents or other agreements referenced above.  The Company shall have all powers reasonably incidental, necessary, suitable or convenient to effect the foregoing purposes, including all powers granted under the LLC Law.  The Company, the Member, any Manager, including the Independent Managers (as defined in the Company’s Operating Agreement), or any officer of the Company, acting singly or collectively, on behalf of the Company, may enter into and perform the Basic Documents and all registration statements, documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Manager or other Person, notwithstanding any other provision of the Company’s Operating Agreement, the LLC Law, or other applicable law, rule or regulation.  The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of the Member or any Manager, including the Independent Managers, to enter into other agreements or documents on behalf of the Company as authorized pursuant to these Articles, the Company’s Operating Agreement and the LLC Law.  The Company shall possess and may exercise all the powers and privileges granted by the LLC Law or by any other law, these Articles or the Company’s Operating Agreement, together with any powers incidental thereto, insofar as such powers and privileges are incidental, necessary, suitable or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

ARTICLE III

Member

3.1           Initial Member.  The name and address of the initial sole Member of the Company is:

Entergy Louisiana, LLC
446 North Boulevard
Baton Rouge, Louisiana  70802

3.2           Restriction on Member.  The Member shall not apply for judicial dissolution of the Company, and the Member is not permitted to and shall not withdraw from or otherwise cease to be a member of the Company for any reason whatsoever, including that the Member itself shall not dissolve or otherwise terminate its legal existence, unless an acceptable new member of the Company is substituted for the Member in compliance with the Basic Documents, the Investment Recovery Securitization Law and the Financing Order, until all Investment Recovery Bonds and all financing costs have been paid in full.

ARTICLE IV

Managers

4.1           Authority of Managers.  The Member shall appoint Managers from time to time, provided that, except as provided in Section 7.06 of the Company’s Operating Agreement, no later than the issuance of the first series of Investment Recovery Bonds, the Member shall appoint an Independent Manager (as defined in the Company’s Operating Agreement) and the Company shall thereafter have an Independent Manager at all times.  The initial Managers shall be the persons listed on the Initial Report of the Company filed with the Secretary of State.  Said Managers, acting in accordance with the management provisions in Article VII of the Company's Operating Agreement, shall have all powers necessary or appropriate to manage the business and affairs of the Company including, by way of illustration and not by way of limitation, the power to perform all of the actions set forth in Article II hereof.

4.2           Powers Reserved to the Member.  Subject to the terms and conditions in the Company’s Operating Agreement, the Member shall have exclusive power and authority to approve the election or removal of the Managers and any amendment to these Articles or the Company’s Operating Agreement.

4.3           Limitation of Managers as Agents.  The authority of the Managers is subject to restrictions set forth in the Company’s Operating Agreement.  In addition, all rights, powers and authority of any Manager serving in the capacity of an Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in the Company’s Operating Agreement.

ARTICLE V

Limitation of Member’s and Manager’s Liability

Except as otherwise provided by the LLC Law and except as otherwise characterized for tax and financing reporting purposes, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Special Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, a Special Member or a Manager.  If the LLC Law is amended to authorize any further elimination or limitation of the personal liability of the Member, a Special Member or any Manager, then the liability of the Member, a Special Member or any Manager shall be eliminated or limited to the fullest extent permitted by the LLC Law, as so amended.  Any repeal or modification of this Article by the Company shall not adversely affect any right or protection of the Member, any Special Member or any Manager under this Article with respect to any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI

Right to Rely on Authority

In accordance with the provisions of La. R.S. 12:1305(C)(5), any Manager is authorized to execute certificates which establish the membership of any Member, the authenticity of any records of the Company, and the authority of any person (including the certifying Manager or any other Manager) to act on behalf of the Company, including without limitation by providing a statement of those persons with the authority to take the actions referred to in La. R.S. 12:1318(B).  Persons dealing with the Company may rely upon these certificates.  Without limiting the foregoing, Steven C. McNeal, Vice President and Treasurer, and Dawn A. Abuso, as a certifying official (Assistant Secretary), are authorized to issue such certificates.

ARTICLE VII

Company Representatives

Each Manager has the consent of the Member to represent the Company interest to any state agency, board or commission or to represent the Company interest at any hearing or proceeding held by any state agency, board or commission, including without limitation the LPSC.

THUS DONE AND PASSED, on this 6th day of June, 2011, before me, the undersigned Notary Public, duly commissioned and qualified in and for the Parish of Orleans, State of Louisiana, by the personal appearance of Steven C. McNeal, a duly authorized representative of Entergy Louisiana, LLC known to me who declared and acknowledged unto me, Notary, in the presence of the two undersigned competent witnesses, that said representative signed these Articles of Organization as said representative’s own free act and deed for the purposes stated herein, after due reading of the whole.

WITNESSES:                                                                                     ENTERGY LOUISIANA, LLC,
as Member

/s/ Dawn A. Abuso
Print Name: Dawn A. Abuso                                                          By:    /s/ Steven C. McNeal
      Name: Steven C. McNeal
      Title: Vice President and Treasurer

/s/ Shannon Ryerson
Print Name: Shannon Ryerson

/s/ Jennifer B. Favalora
NOTARY PUBLIC
Print Name: Jennifer B. Favalora
Notarial Id. No. 57639
My Commission Expires: at my death

APPENDIX A

DEFINITIONS

The following terms have the following meanings:

“Administration Agreement” means the Administration Agreement to be entered into by and between Entergy Louisiana, LLC and the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement, these Articles of Organization and the Company’s Initial Report, the Company’s Operating Agreement, the Servicing Agreement, the Series Supplement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Closing Date” means the date to be determined for closing and issuance of the Investment Recovery Bonds.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Order” means the Financing Order approved and issued by the LPSC pursuant to the Investment Recovery Securitization Law in Entergy Louisiana, LLC’s Docket No. U-31894, or any subsequent Financing Order issued by the LPSC pursuant to the Investment Recovery Securitization Law pertaining to Entergy Louisiana, LLC and the Company.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

“Indenture” means the Indenture to be entered into by and between the Company and an Indenture Trustee as originally executed and as from time to time supplemented or amended by the Series Supplement or by one or more indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the Investment Recovery Bonds established thereunder.

“Indenture Trustee” means a third party financial company or bank to be designated as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee under the Indenture.

“Investment Recovery Bond Collateral” means the Investment Recovery Property and related properties and rights, including without limitation the Sale Agreement and certain deposit accounts and securities accounts, which are encumbered by the Company as collateral for Investment Recovery Bonds.

“Investment Recovery Bonds” means one or more series of Investment Recovery Bonds authorized by the Financing Order and issued under the Indenture.

“Investment Recovery Charge” means any investment recovery charges, as defined in Section 1252(10) of the Investment Recovery Securitization Law, authorized pursuant to the Financing Order.

“Investment Recovery Property” means all investment recovery property as defined in Section 1252(12) of the Investment Recovery Securitization Law created pursuant to the Financing Order and sold or otherwise conveyed to the Company.

“Investment Recovery Securitization Law” means Act No. 988 of the Louisiana Regular Session of 2010, the “Louisiana Electric Utility Investment Recovery Securitization Act,” codified at La. R.S. 45: 1251-1261.

 “Letter of Representations” means any applicable agreement between the Company and an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, pertaining to the Investment Recovery Bonds, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“LPSC” means the Louisiana Public Service Commission, or any Governmental Authority succeeding to the duties of such agency.

“Manager” means each manager, including any Independent Manager, of the Company under the Company’s Operating Agreement.

“Operating Agreement” means the Operating Agreement entered into or to be entered into by the Member of the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority, and includes successors permitted by the Basic Documents.

“Sale Agreement” means the Investment Recovery Property Purchase and Sale Agreement to be entered into by and between Entergy Louisiana, LLC and the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means the Indenture Trustee, the relevant bondholders and any credit enhancer described in the Series Supplement.

“Securities Act” means the Securities Act of 1933, as amended.

“Series Supplement” means the indenture supplemental to the Indenture in the form to be attached as Exhibit B to the Indenture.

“Servicing Agreement” means the Investment Recovery Property Servicing Agreement to be entered into by and between the Company and Entergy Louisiana, LLC, as servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Underwriters” means the underwriters who purchase the Investment Recovery Bonds from the Company and sell the Investment Recovery Bonds in a public offering.

“Underwriting Agreement” the Underwriting Agreement to be entered into by and among Entergy Louisiana, LLC, the Underwriter party thereto, on its own behalf and as representative of the several underwriters named therein, and the Company, as the same may be amended, supplemented or modified from time to time.

INITIAL REPORT
OF
ENTERGY LOUISIANA INVESTMENT RECOVERY FUNDING I, L.L.C.

1.	The location and municipal address of the registered office of the limited liability company is:

4809 Jefferson Highway
Conference Room 43
Jefferson, Louisiana 70121

2.           The limited liability company's registered agent and his or her municipal address is:

John Braymer
446 North Boulevard
Baton Rouge, Louisiana 70802

3.           The initial sole member of the limited liability company is:

Entergy Louisiana, LLC
446 North Boulevard
Baton Rouge, Louisiana  70802

4.	The initial managers of the limited liability company and their municipal addresses are:

William M. Mohl                                                                Steven C. McNeal
446 North Boulevard                                                          639 Loyola Avenue
Baton Rouge, Louisiana 70802                                         New Orleans, Louisiana 70113

Theodore H. Bunting, Jr.                                                   Leo P. Denault
639 Loyola Avenue                                                            639 Loyola Avenue
New Orleans, Louisiana 70113                                          New Orleans, Louisiana 70113

[Signature page follows.]

THUS DONE AND PASSED, on this 6th day of June, 2011, before me, the undersigned Notary Public duly commissioned and qualified in and for the Parish of Orleans, State of Louisiana, by the personal appearance of Steven C. McNeal, a duly authorized representative of ENTERGY LOUISIANA, LLC, known to me who declared and acknowledged to me, Notary, in the presence of the two undersigned competent witnesses, that said representative executed this Initial Report as said representative’s own free will, as said representative’s own act and deed, and for the uses and purposes therein expressed, after due reading of the whole.

WITNESSES:                                                                                     ENTERGY LOUISIANA, LLC,
as Member

/s/ Dawn A. Abuso
Print Name: Dawn A. Abuso                                                         By:           /s/ Steven C. McNeal
      Name: Steven C. McNeal
      Title: Vice President and Treasurer

/s/ Shannon Ryerson
Print Name: Shannon Ryerson
/s/ Jennifer B. Favalora
NOTARY PUBLIC
Print Name: Jennifer B. Favalora
Notarial Id. No. 57639
My Commission Expires: at my death

[Signature page of Initial Report]

AFFIDAVIT OF ACKNOWLEDGMENT
AND ACCEPTANCE BY REGISTERED AGENT

TO:         THE SECRETARY OF STATE
STATE OF LOUISIANA

STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE

On this 6th day of June, 2011, before me, a Notary Public duly commissioned and qualified in and for East Baton Rouge Parish, Louisiana, personally came and appeared John Braymer, to me known, who being duly sworn, stated as follows:

I hereby acknowledge and accept the appointment of registered agent for and on behalf of Entergy Louisiana Investment Recovery Funding I, L.L.C., which is a Louisiana limited liability company.

/s/ John Braymer
John Braymer
Registered Agent

Sworn to and subscribed before me,
the undersigned Notary Public, on
this 6th day of June, 2011.

/s/ Joseph R. Ballard
NOTARY PUBLIC
Print Name:Joseph R. Ballard
Bar Roll/Notarial Id. No.: 1703
My Commission Expires: at death